Exhibit 23.(a).

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Huntington Bancshares Incorporated and subsidiaries (the “Company”) of our reports dated February 15, 2005 (March 1, 2005 as to Note 23) relating to the financial statements of the Company and management’s report of the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004.

Form S-3 No. 33-63175 pertaining to the registration of Medium Term Notes, Series B dated October 3, 1995;

Form S-3 Nos. 333-53579, 333-53579-01, 333-53579-02, 333-53579-03, 333-53579-04, and 333-53579-05 pertaining to Huntington Bancshares Incorporated and Huntington Capital II, III, IV, VI, and V, respectively, in connection with the registration of capital securities dated May 26, 1998 and amended June 5, 1998;

Form S-3 No. 33-52569 pertaining to Huntington Bancshares Incorporated Dividend Reinvestment and Common Stock Purchase Plan Post-Effective Amendment No.2 dated September 25, 1998;

Form S-8 No. 33-37373 pertaining to Huntington Bancshares Incorporated 1990 Stock Option Plan dated October 18, 1990;

Form S-8 No. 33-38784 pertaining to Huntington Bancshares Incorporated 1990 Stock Option Plan dated January 28, 1991;

Form S-8 No. 33-10546 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Directors Post-Effective Amendment No. 2 dated January 28, 1991;

Form S-8 No. 33-41774 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Huntington Bancshares Incorporated Directors dated July 19, 1991;

Form S-8 No. 33-52553 pertaining to Huntington Bancshares Incorporated 1994 Stock Option Plan dated March 8, 1994;

Form S-8 No. 33-46327 pertaining to Huntington Investment and Tax Savings Plan Post-Effective Amendment No. 1 dated April 1, 1998;

Form S-8 No. 33-44208 pertaining to Huntington Supplemental Executive Stock Purchase and Tax Savings Plan and Trust Post-Effective Amendment No. 1 dated April 1, 1998;

Form S-8 No. 333-52394 pertaining to Huntington Bancshares Incorporated Long Term Incentive Compensation Plan dated December 21, 2000;

Form S-8 No. 333-61074 pertaining to Huntington Bancshares Incorporated 2001 Stock and Long-Term Incentive Plan dated May 16, 2001;

Form S-8 No. 333-75032 pertaining to Huntington Bancshares Incorporated Employee Stock Incentive Plan dated December 13, 2001;

Form S-11 (no file number) filed with the Office of the Comptroller of the Currency in connection with the potential future issuance of Class C or Class D preferred securities of Huntington National Bank on May 18, 2001;

Information Memorandum, dated April 1, 2004, pertaining to Huntington Bancshares Incorporated’s global notes registered with the Luxembourg Stock Exchange.

/s/ Deloitte & Touche LLP

Columbus, Ohio
March 1, 2005